Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of CYS Investments, Inc. and the effectiveness of CYS Investment, Inc.’s internal control over financial reporting dated February 15, 2013, appearing in the Annual Report on Form 10-K of CYS Investments, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Boston, MA

June 26, 2013